Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Allegro MicroSystems, Inc. (the “Company”) for the quarterly period ended September 25, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 20, 2020	By:	/s/ Paul V. Walsh, Jr.
Paul V. Walsh, Jr. Chief Financial Officer (principal financial officer)